UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 29, 2015

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                                                                  In connection with the anticipated separation of Hewlett-Packard Company (“HP”) into HP Inc. and Hewlett Packard Enterprise Company (the “Separation”), the HR and Compensation Committee of HP’s Board of Directors (the “Committee”) approved amendments to certain outstanding long-term incentive awards on July 29, 2015.  These amendments affect most outstanding awards that were originally scheduled to vest between September 18, 2015 and December 31, 2015, including such awards held by HP’s named executive officers.  The amendments provide for the accelerated vesting on September 17, 2015, of any time-based restricted stock units (“RSUs”) and related accrued dividend equivalent shares, stock options, performance contingent stock options (“PCSOs”), or stock appreciation rights (“SARs”) that were otherwise scheduled to vest between September 18, 2015 and December 31, 2015.  Vesting will be accelerated for such PCSOs only to the extent that the underlying performance conditions have been satisfied by September 16, 2015. RSUs and related accrued dividend equivalent shares held by U.S. employees who qualify for retirement treatment (i.e., those who have attained age 55 with 15 years of qualifying service), including HP’s Chief Financial Officer, will be settled as originally scheduled and not accelerated.

In addition, the Committee amended the Performance Adjusted Restricted Stock Units (“PARSUs”) that were granted in fiscal 2014 to provide that (1) vesting and settlement with respect to 50% of the target units and accrued dividend equivalent shares subject to each award will be accelerated to September 17, 2015 (based on performance as of July 31, 2015); and (2) the remaining target units will be converted to RSUs (based on performance as of July 31, 2015), and will vest on October 31, 2016, subject to continued employment through such date.  For the fiscal year 2014 PARSUs granted to HP’s Chief Financial Officer, 50% of the target units subject to such award will be settled on October 1, 2015 (based on performance as of July 31, 2015), with the remaining target units treated as described in clause (2) above.

The Committee approved accelerated vesting and settlement as described above in order to: (1) enable employees to become HP shareholders with respect to equity awards substantially earned based on HP service and performance by the time of the Separation; and (2) ensure that employees who would otherwise vest in awards during the equity administration systems blackout period, before and after the Separation, can exercise options and receive vested shares in a timely manner.

Awards that were originally scheduled to vest after December 31, 2015 are generally expected to continue to vest in accordance with the original terms of such grants.

As of the date of this report, HP’s named executive officers held the following equity awards for which vesting will be accelerated as a result of the amendments:

Name	Aggregate Shares Subject to Accelerating Option Awards	Aggregate Shares Subject to Accelerating Stock Awards(1)
Margaret C. Whitman	1,553,470	243,855
Catherine A. Lesjak	589,492	27,587
Dion J. Weisler	115,769	71,660
William L. Veghte	—	26,333
Michael G. Nefkens	72,738	63,187

(1)                                                                                 Amounts exclude accrued dividend equivalent shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: August 3, 2015	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President,
Deputy General Counsel and Assistant Secretary